Exhibit 32.4

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of RCN Corporation (the “Company”) on Form 10-K for the fiscal year ending December 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Patrick T. Hogan, Executive Vice President and Chief Financial Officer of the Company, certify that to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patrick T. Hogan

Patrick T. Hogan

April 29, 2004

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to RCN Corporation and will be retained by RCN Corporation and furnished to the Securities and Exchange Commission or its staff upon request.